Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danielle Manley, as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities, acting alone, to sign this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 3, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Danielle Manley	President and Director (Principal Executive Officer)
Danielle Manley

/s/ James Zucco	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
James Zucco

/s/ Mark Grey	Director
Mark Grey

/s/ Diana Clift	Director
Diana Clift

/s/ Karla L. Boyd	Director
Karla L. Boyd